UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 8, 2019

Golub Capital BDC 3, Inc.

(Exact name of Registrant as Specified in Its Charter)

MARYLAND	814-01244	82-2375481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

    666 Fifth Avenue, 18th Floor, New York, NY 10103

(Address of Principal Executive Offices)          (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01.	Entry into a Material Definitive Agreement

On April 8, 2019, Golub Capital BDC 3, Inc. (the “Company”) entered into an amendment (the “SB Revolver Amendment”) to the documents governing the revolving credit facility dated as of February 4, 2019 by and among the Company and Signature Bank, as administrative agent and a lender (as amended, the “SB Revolver”). The SB Revolver Amendment increased the borrowing capacity under the SB Revolver to $225.0 million from $175.0 million. The SB Revolver Amendment was effective as of April 8, 2019.

The description above is only a summary of the material provisions of the SB Revolver Amendment and is qualified in its entirety by reference to a copy of the SB Revolver Amendment, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	First Amendment to Revolving Credit and Security Agreement, dated as of April 8, 2019, by and among Golub Capital BDC 3, Inc., as borrower, and Signature Bank, as administrative agent and a lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC 3, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golub Capital BDC 3, Inc.

Date: April 9, 2019	By:	/s/ Ross A. Teune
	Name:	Ross A. Teune
	Title:	Chief Financial Officer